                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement           [ ]  Confidential, for use of the
[X]    Definitive Proxy Statement                 the Commission only
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14A-ll(c) or Rule 14a-12


                        CADUS PHARMACEUTICAL CORPORATION
                        --------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials:

          ----------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid: $______________
     (2)  Form, Schedule or Registration Statement No.: _________________
     (3)  Filing Party: _________________
     (4)  Date Filed: __________________

                        CADUS PHARMACEUTICAL CORPORATION
                                767 Fifth Avenue
                            New York, New York 10153


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on June 13, 2000

To the Stockholders of Cadus Pharmaceutical Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Cadus Pharmaceutical Corporation (the "Company") will be held on Tuesday, June 13, 2000, at the Sheraton New York Hotel, 811 Seventh Avenue, New York, New York 10019, at 2:00 p.m. local time.

     The Meeting will be held for the following purposes:

     1. To elect six directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the Meeting or any and all adjournments thereof.

     The Board of Directors of the Company fixed the close of business on May 4, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any and all adjournments thereof. Consequently, only stockholders of record at the close of business on May 4, 2000 are entitled to notice of and to vote at the Meeting and at any and all adjournments thereof.

     Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card, and return it promptly in the enclosed envelope to ensure your representation at the Meeting. You are cordially invited to attend the Meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.

New York, New York
May 10, 2000

                                              By Order of the Board of Directors

                                              Russell D. Glass
                                              President

                        CADUS PHARMACEUTICAL CORPORATION
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 702-4315

                        --------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                        --------------------------------

     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Cadus Pharmaceutical Corporation (the "Company), to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Tuesday, June 13, 2000, at 2:00 p.m. local time, at the Sheraton New York Hotel, 811 Seventh Avenue, New York, New York 10019, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), on or about May 10, 2000.

     Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of six directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified; and (ii) such other business as may properly come before the Meeting or any and all adjournments thereof. The Company is not aware of any other business to be presented for consideration at the Meeting.


                       VOTING AND SOLICITATION OF PROXIES

     Only holders of record of shares of Common Stock at the close of business on May 4, 2000 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, 13,144,040 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held of record on the Record Date for each proposal submitted for stockholder consideration at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. The election of each nominee for director requires a plurality of the total votes cast. Abstentions will be considered shares present for purposes of determining whether a quorum is present at the Meeting and, therefore, will have the same legal effect as a vote against a motion presented at the Meeting. Broker non-votes will be considered as shares not entitled to vote and will, therefore, not be considered in the tabulation of votes.

     All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes at the Meeting. Stockholders may revoke proxies by written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. If no direction is indicated, the shares represented by properly executed proxies will be voted in favor of the Board's nominees for director. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

     The executive officers and directors of the Company as a group own or may be deemed to control approximately 37.8% of the outstanding shares of Common Stock of the Company. Each of the executive officers and directors has indicated his or her intent to vote all shares of Common Stock owned or controlled by him or her in favor of each item set forth herein.

     The proxy solicitation is made by and on behalf of the Board. Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders.


                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 4, 2000, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors and nominees for director,
(iii) each Named Executive Officer (as defined below under "EXECUTIVE COMPENSATION-Summary Compensation") and (iv) all directors and executive officers as a group. All information is based upon ownership filings made by such persons with the Securities and Exchange Commission (the "Commission") or upon information provided by such persons to the Company.


                                                                      Number of Shares              Percentage of
                                                                    Amount and Nature of             Outstanding
Name and Address of Beneficial Owner(1)                             Beneficial Ownership           Shares Owned(2)
------------------------------------                                --------------------           ------------

Carl C. Icahn**..............................................                3,370,216(3)              25.75%
    767 Fifth Avenue
    New York, New York  10153

Bristol-Myers Squibb.........................................                2,061,673                 15.78%
    P.O. Box 4000
    Route 206 and Province Line Road
    Princeton, New Jersey  08543-4000

Physica B.V. (4) ............................................                1,599,942                 12.24%
    C.J. van Houtenlaan 36
    1381 CP Weesp
    The Netherlands

BVF Partners, L.P. ..........................................                  725,770                  5.55%
    227 West Monroe Street, Suite 4800
    Chicago, Illinois 60606

International Biotechnology Trust plc .......................                  850,000(5)               6.50%
   c/o Rothschild Asset Management Limited
    Five Arrows House, St. Swithins Lane
    London EC4N 8NR, United Kingdom

SmithKline Beecham Corporation ..............................                  660,962(6)               5.06%
    One Franklin Plaza
    Philadelphia, PA  19102

Charles Woler................................................                  395,000(7)                *

Philip N. Sussman............................................                        -                   *

David R. Webb, Ph.D..........................................                        -                   *

James R. Broach**............................................                  110,667(8)                *

Russell D. Glass**...........................................                        -                   *

Peter S. Liebert, M.D**......................................                   17,334(9)                *

Siegfried G. Schaefer, Ph.D**................................                1,599,942(10)             12.24%

Jack G. Wasserman**..........................................                   11,500(11)               *

All executive officers and directors as a....................                5,504,659(12)             40.24%
    group (9 persons)

----------
     *    Less than one percent

     **   Nominee for election to the Board

(1) Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 767 Fifth Avenue, New York, NY 10153. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2) Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of May 4, 2000, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person.

(3) Includes 2,258,790 shares of Common Stock held by High River Limited Partnership. Mr. Icahn is the sole shareholder of the sole general partner of High River Limited Partnership. Also includes 9,000 shares of Common Stock that Mr. Icahn currently has the right to acquire upon the exercise of stock options.

(4)  Physica B.V. is an affiliate of Solvay Pharmaceuticals.

(5) Consists of 850,000 shares of Common Stock held by the International Biotechnology Trust plc ("IBT"). Rothschild Asset Management acts as the investment manager to IBT and therefore may be deemed to share beneficial ownership of these shares.

(6) Includes 330,481 shares of Common Stock held by SmithKline Beecham p.l.c., an affiliate of SmithKline Beecham Corporation.

(7) Consists of 395,000 shares of Common Stock which Dr. Woler currently has the right to acquire upon the exercise of stock options. See "Management - Incentive Plans."

(8) Consists of 110,667 shares of Common Stock which Dr. Broach currently has the right to acquire upon the exercise of stock options.

(9) Includes 9,000 shares of Common Stock which Dr. Liebert currently has the right to acquire upon the exercise of stock options.

(10) Consists of 1,599,942 shares of Common Stock held by Physica B.V., an affiliate of Solvay Pharmaceuticals. Professor Schaefer is the head of worldwide research at Solvay Pharmaceuticals. Professor Schaefer may be deemed the beneficial owner of the 1,599,942 shares of Common Stock held by Physica B.V., but disclaims such beneficial ownership.

(11) Consists of 11,500 shares of Common Stock which Mr. Wasserman currently has the right to acquire upon the exercise of stock options.

(12) Includes (a) 535,167 shares of Common Stock issuable upon exercise of options and (b) 1,599,942 shares of Common Stock held by Physica B.V. See footnotes (3), (7), (8), (9), (10) and (11).

                              ELECTION OF DIRECTORS

     The directors to be elected at the Meeting will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors. The nominees for the Board of the Company are as follows:

              James R. Broach                   Peter S. Liebert
             Russell D. Glass                 Siegfried G. Schaefer
               Carl C. Icahn                   Jack G. Wasserman

     Information about the foregoing nominees is set forth under "MANAGEMENT" below.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.


Board Meetings and Committees

     The Board held eight meetings in 1999. Each director attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board, plus (ii) the total number of meetings held by all committees of the Board on which the director served.

     The Board has a Compensation Committee, consisting of Messrs. Liebert and Wasserman, which makes recommendations regarding salaries and incentive compensation for employees of and consultants to the Company and which administers the 1993 Stock Option Plan and the 1996 Incentive Plan. It does not have a Nominating Committee or an Audit Committee or any committees performing similar functions. The Compensation Committee held four meetings in 1999.

     The non-employee directors receive $1,000 for each meeting of the Board attended and $500 for each meeting of a committee of the Board attended.

                                   MANAGEMENT

     Information with respect to the executive officers, directors and nominees for director of the Company as of May 4, 2000 is set forth below:

Name                                  Age     Position
----                                  ---     --------

James R. Broach, Ph.D.**              52      Director

Russell D. Glass**                    37      President, Chief Executive Officer
                                                and Director

Carl C. Icahn**                       64      Director

Peter S. Liebert, M.D.**(1)           64      Director

Professor Siegfried G. Schaefer**     51      Director

Jack G. Wasserman (1)**               63      Director


----------

**   Nominee for Election to the Board.

(1)  Member of the Compensation Committee.


     James R. Broach, Ph.D., a scientific founder of the Company and inventor of the Company's yeast-based drug discovery technology, has been Director of Research of the Company since its inception. He is and has been since 1984 a Professor at Princeton University in the Department of Molecular Biology. In 1984, Dr. Broach and his collaborators were the first ones to demonstrate that human genes could be successfully implanted into yeast cells. He received his Ph.D. in Biochemistry from University of California at Berkeley and his B.S. from Yale University.

     Carl C. Icahn became a director of the Company in July 1993. He was a Co-Chairman of the Board of Directors from May 1995 to May 1996. Mr. Icahn has been Chairman of the Board and Chief Executive Officer of ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1984, ACF Industries Holding Corp., a privately-held holding company for ACF Industries, Incorporated since August 1993, and, since 1968, Icahn & Co., Inc., a registered broker-dealer and until 1995 a member firm of the New York Stock Exchange, Inc. Since November 1990, Mr. Icahn has been Chief Executive Officer and Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. From October 1998, Mr. Icahn has been the Chairman and Chief Executive Officer of Stratosphere Corporation which operates a hotel and casino. Mr. Icahn received his B.A. from Princeton University.

     Russell D. Glass, President and Chief Executive Officer, became a director of the Company in June 1998 and its President and Chief Executive Officer in April 2000. Since April 1998 Mr. Glass has been President and Chief Investment Officer of Icahn Associates Corp., a diversified investment firm. Since August 1998 he has also served as Vice-Chairman and Director of Lowestfare.com, Inc., a leading internet travel reservations company. Previously, Mr. Glass had been a partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. From 1984 to 1986 he served as an investment banker with Kidder, Peabody & Co. Mr. Glass serves as a Director of Automated Travel Systems, Inc., a software development firm; Delicious Brands Inc., a branded food products company; National Energy Group, Inc., an oil & gas exploration and production company; and the A.G. Spanos Corporation, a national real estate developer and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a B.A. in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

     Peter S. Liebert, M.D., became a director of the Company in April 1995. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is affiliated with Babies Hospital of Columbia Presbyterian. He is Clinical Associate Professor of Surgery, College of Physicians and Surgeons, Columbia University. He is also Chairman of the Board of Rx Vitamins, Inc. Dr. Liebert holds an M.D. from Harvard University Medical School and a B.A. from Princeton University.

     Professor Siegfried G. Schaefer became a director of the Company in January 1998. Dr. Schaefer has been head of worldwide research at Solvay Pharmaceuticals since July 1997 and the head of research at a Dutch division of Solvay Pharmaceuticals from May 1996 to July 1997. From September 1992 to July 1997 Dr. Schaefer was a department head for project management at an affiliate of Solvay Pharmaceuticals. Dr. Schaefer has a Ph.D. in Biology from the University of Bochum and a Doctorate in Pharmacology and Toxicology from the University of Munich. Dr. Shaefer is currently a Professor at the University of Hamburg in the Department of Pharmacology and Toxicology.

     Jack G. Wasserman became a director of the Company in May 1996. For the past five years, Mr. Wasserman has been a senior partner in Wasserman, Schneider, Babb & Reeds, a New York law firm that concentrates its practice in legal matters relating to international trade. Mr. Wasserman is a director of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Wasserman is also a director of National Energy Group, Inc., a public company engaged in oil exploration. Mr. Wasserman received a B.A. from Adelphi University, a J.D. from Georgetown University and a Graduate Diploma from the Johns Hopkins University School of Advanced International Studies.

                             EXECUTIVE COMPENSATION


Summary Compensation

     The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended December 31, 1999, 1998 and 1997, by its former Chief Executive Officer who resigned in April 2000 and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during 1999 (collectively, the "Named Executive Officers"):


                           Summary Compensation Table
                           --------------------------


                                                                                            Long-Term
                                                                                          Compensation
                                                                                             Awards
                                                             Annual Compensation           Securities
                                                                                           Underlying        All Other
       Name and Principal Position            Year       Salary ($)       Bonus ($)        Options (#)      Compensation
       ---------------------------            ----       ----------       ---------        -----------      ------------

Charles Woler (1)........................     1999        307,500              --              129,855              --
   President and Chief Executive              1998        125,000              --              295,145          53,225(2)
   Officer

Philip N. Sussman (3)....................     1999        154,327              --                   --              --
  Senior Vice President of Finance            1998        191,000              --              255,000              --
  and Corporate Development and               1997        160,000          20,000               75,000              --
  Chief Financial Officer

David R. Webb (4)........................     1999        121,734              --                   --              --
 Vice President of Research and               1998        183,750          20,000               20,000              --
    Chief Scientific Officer                  1997        175,000          20,000               45,000              --


-----------

(1) Dr. Woler ceased being employed by the Company in April 2000. Dr. Woler joined the Company in October 1998 and received a salary at the rate of $300,000 per annum for 1998.

(2) All other compensation consists of relocation expenses paid by the Company on behalf of Dr. Woler.

(3)  Mr. Sussman ceased to be employed by the Company in September 1999.

(4)  Dr. Webb ceased to be employed by the Company in July 1999.

Employment Contracts and Termination of Employment and Change-In-Control Agreements

     Dr. Charles Woler

     Dr. Woler was employed as President and Chief Executive Officer under a three year employment agreement with the Company, which was extendable to four years at the Company's option, entered into effective as of October 1, 1998. Pursuant to his agreement, Dr. Woler received an annual base salary at the rate of $300,000 for his first year of employment and $330,000 for his second year of employment and would have received an annual base salary at the rate of $360,000 for his third year of employment. Dr. Woler also received a $24,000 housing allowance for the first six months of his employment with the Company and was eligible to receive bonuses from time to time at the discretion of the Compensation Committee. If the Company terminated Dr. Woler's employment without "cause," as defined in his employment agreement, if Dr. Woler terminated his employment with the Company within 18 months after a "change of control," as defined in his employment agreement, and prior to October 1, 2001 and after Dr. Woler's position or responsibilities were changed, or if Dr. Woler terminated his employment with the Company within three months of a material change in his position or principal place of work the Company would have been obligated to pay to Dr. Woler a lump sum severance payment equal to the base salary he would have earned for the balance of his agreement, but not more than two years' base salary, and all unvested stock options issued to him would have immediately vested as of the date of termination. In November 1999, the Company and Dr. Woler entered into a term sheet to amend his employment agreement to provide that if the Company fails to make at least a $20 million investment in biotechnology prior to April 15, 2000 and if Dr. Woler resigns during the 90 day period beginning on April 15, 2000, the Company will pay to Dr. Woler a lump sum severance payment equal to the base salary he would have earned for the balance of his agreement. If the Company made such an investment prior to April 15, 2000, Dr. Woler would have been entitled to receive additional compensation. The Company did not make such an investment prior to April 15, 2000 and Dr. Woler resigned on April 18, 2000. Accordingly, the Company paid Dr. Woler a lump sum severance payment equal to the base salary he would have earned for the balance of his agreement.

Option Grants

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 by the Company to the Named Executive Officers:

                        Option Grants in Last Fiscal Year
                                Individual Grants
                        ---------------------------------


                                                                                               Potential Realizable Value
                                                Percent of                                      At Assumed Annual Rates
                                                  Total                                              of Stock Price
                              Securities         Options                                        Appreciation for Option
                              Underlying        Granted to       Exercise                              Terms ($)
                                Options        Employees in       Price        Expiration       -----------------------
                              Granted (#)      Fiscal Year      ($/share)         Date            5%              10%
                              -----------      -----------      ---------        ------           --              ---
           Name
           ----
Charles Woler..............     129,855            100            1.875          1/3/09         396,600         631,520

Philip N. Sussman..........       --                --              --            --              --              --

David R. Webb..............       --                --              --            --              --              --


Option Exercises and Holdings

     The following table sets forth certain information concerning each exercise of stock options, during the fiscal year ended December 31, 1999 by the Named Executive Officers and unexercised stock options held by the Named Executive Officers as of the end of such fiscal year.


               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values


                                                                       Number of
                                                                 Securities Underlying           Value of Unexercised
                                                                 Unexercised Options at        In-The-Money Options at
                               Shares          Aggregate          December 31, 1999(#)         December 31, 1999($)(1)
                             Acquired on         Value       -----------------------------   ----------------------------
          Name                Exercise        Realized ($)   Exercisable     Unexercisable   Exercisable    Unexercisable
          ----               ----------       ------------   -----------     -------------   -----------    -------------

Charles Woler............        -                -              165,279         259,721           -                -

Philip N. Sussman........        -                -                  -               -             -                -

David R. Webb............        -                -                  -               -             -                -


-----------

(1) Based on the difference between the closing price of the underlying shares of Common Stock on December 31, 1999 as reported by the over-the-counter bulletin board ($0.31) and the option exercise price.

Compensation Committee Interlocks and Insider Participation

     The Company's Compensation Committee is composed of Peter Liebert and Jack
G. Wasserman. Neither Mr. Liebert nor Mr. Wasserman is or was an officer or employee of the Company.


Board Compensation Committee Report on Executive Compensation

     Introduction

     The Compensation Committee of the Board is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective.

     Philosophy

     The Company's executive compensation program seeks to encourage the achievement of business objectives and superior corporate performance by the Company's executives. The program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management's long-term focus is on maximizing stockholder value through equity-based incentives. The program calls for consideration of the nature of each executive's work and responsibilities, unusual accomplishments or achievements on the Company's behalf, years of service, the executive's total compensation and the Company's financial condition generally.

     Components of Executive Compensation

     Historically, the Company's executive employees have received cash-based and equity-based compensation.

     Cash-Based Compensation. Base salary represents the primary cash component of an executive employee's compensation, and is determined by evaluating the responsibilities associated with an employee's position at the Company and the employee's overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Compensation Committee and the Board believe that the Company's management and employees are best motivated through stock option awards and cash incentives.

     Equity-Based Compensation. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive's compensation and the stockholders' interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee's overall past and expected future contributions to the success of the Company.

Compensation of the Chief Executive Officer

     The philosophy, factors and criteria of the Compensation Committee generally applicable to the Company's officers are also applicable to the Chief Executive Officer and are reflected in the employment agreement between the Chief Executive Officer and the Company. The Chief Executive Officer's salary for 1999 was based on his existing employment agreement with the Company. The Chief Executive Officer did not receive a cash bonus for 1999 because of the financial condition of the Company. The stock options to purchase an aggregate of 129,855 shares of Common Stock granted to the Chief Executive Officer on January 4, 1999 vest over time and were granted pursuant to his existing employment agreement with the Company. In November 1999, the Company and the Chief Executive Officer amended his employment agreement to provide the Chief Executive Officer with a substantial incentive to identify and consummate a significant investment in biotechnology.

          Peter Liebert
          Jack G. Wasserman

Comparative Stock Performance Graph

     The following graph provides a comparison of the cumulative total return* for the Nasdaq Composite Index, the Nasdaq Biotechnology Index and the Company since the Company's initial public offering on July 17, 1996.


                     Comparison of Cumulative Total Return
   among Cadus Pharmaceutical Corporation, the Nasdaq Composite Index and the
                           Nasdaq Biotechnology Index

                              [LINE CHART OMITTED]


     * $100 invested July 17, 1996 in the Company's Common Stock or in the index indicated, including reinvestment of dividends.

     Corresponding index values and the Company's Common Stock price values are given below:

                            7/17/96    12/31/96   12/31/97   12/31/98   12/31/99
                           ---------   --------   --------   --------   --------
Cadus                       $100.000    125.000     91.071     27.686      4.429
Nasdaq Composite Index       100.000    118.808    144.513    201.784    374.482
Nasdaq Biotechnology Index   100.000    112.562    112.484    162.291    327.240
Cadus Closing Stock Price      7.000      8.750      6.375      1.938      0.31

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For the year ended December 31, 1999, the Company received $1,298,513 in cash for research funding from Bristol-Myers Squibb, which constituted 22% of the Company's gross revenues in 1999.

     For the year ended December 31, 1999, the Company received $1,565,831 in cash for research funding from Solvay Pharmaceuticals, an affiliate of Physica B.V., which constituted 26% of the Company's gross revenues in 1999. Siegfried
G. Schaefer, a director of the Company, is the head of worldwide research at Solvay Pharmaceuticals.

     For the year ended December 31, 1999, the Company received $2,163,200 in cash for research funding and $1.0 million in cash as a milestone payment from SmithKline Beecham which constituted 52% of the Company's gross revenues in 1999.

     During 1998, the Company loaned $15,000 to Dr. Charles Woler, the former Chief Executive Officer of the Company. The loan bears interest at 5.5% per annum. Principal and interest are repayable in monthly installments of $453 over 3 years. At December 31, 1999, the outstanding balance of the loan was $8,636. In May 2000, Dr. Woler prepaid the loan in its entirety.

     In August 1999, the Company's guarantee of a $286,000 loan made to Dr. James Broach by a third party was called by such third party, which also foreclosed on $286,000 of cash collateral securing the Company's guarantee. Dr. Broach executed and delivered to the Company a $286,000 interest-bearing promissory note payable to the order of the Company on August 31, 2000 to evidence his debt to the Company arising from the Company's guarantee of such loan. In March 2000, Dr. Broach prepaid the promissory note in its entirety.


                              INDEPENDENT AUDITORS

     The Board selected KPMG Peat Marwick LLP as the Company's independent auditors for its fiscal year ending December 31, 2000. Representatives of KPMG Peat Marwick LLP will be present at the Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from stockholders.


                    COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Reporting persons are required to furnish the Company with copies of all such forms that they file. To the Company's knowledge, based solely on a review of copies of such filed reports furnished to the Company, all of the Company's directors, officers and greater than ten percent beneficial owners made all required filings during fiscal year 1999 in a timely manner.


                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholders who wish to present proposals at the 2001 annual meeting of stockholders and who wish to have their proposals presented in the proxy statement distributed by the Board in connection with such annual meeting must submit their proposals in writing, to the attention of the President of the Company, on or before January 11, 2001.


                             ADDITIONAL INFORMATION

     The Company's Annual Report, including certain financial statements, is being mailed concurrently with this Proxy Statement to all persons who were stockholders of record at the close of business on May 4, 2000, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

     Upon the written request of any stockholder, the Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. Written requests for such report should be directed to the Investor Relations Department of the Company, 767 Fifth Avenue, New York, New York 10153.


                                     GENERAL

     The Board knows of no other matters which are likely to be brought before the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                                              By Order of the Board of Directors


                                              Russell D. Glass
                                              President


New York, New York
May 10, 2000

                                                                           PROXY

                        CADUS PHARMACEUTICAL CORPORATION
                   767 Fifth Avenue, New York, New York 10153

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

     The undersigned hereby appoints Russell D. Glass and/or Jack G. Wasserman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Cadus Pharmaceutical Corporation held of record by the undersigned on May 4, 2000, at the Annual Meeting of Stockholders to be held on June 13, 2000 or at any adjournment thereof.

     1. Election of James R. Broach, Carl C. Icahn, Russell D. Glass, Peter S. Liebert, Siegfried G. Schaefer and Jack G. Wasserman as directors.

          |_| FOR all six nominees listed (except as marked to the contrary above)

          |_| WITHHOLD AUTHORITY

          (INSTRUCTION: To withhold authority to vote for any of the nominees, strike a line through the nominee's name in the list above.)

--------------------------------------------------------------------------------
                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the foregoing proposal.

          Receipt of Notice of Annual Meeting and Proxy Statement dated May 10, 2000 is hereby acknowledged.

                              Dated: _____________________________________, 2000

                              Signature:
                                        ----------------------------------------

                              Signature if held jointly:
                                                        ------------------------


                              Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005. Facsimile copies of the Proxy, properly completed and duly executed, will be accepted at (718) 236-4588. If you have any questions, please call American Stock Transfer & Trust Company at (212) 936-5100.